Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

GeneScreen, Inc.,
a Delaware corporation

GeneShield, Inc.,
a Delaware corporation

Lifecodes Corporation,
a Delaware corporation

Orchid BioSciences Europe Limited,
a U.K. private limited company